                                                                    Exhibit 10-1


                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August 16, 2004, by and among Lexington Precision Corporation, a Delaware corporation ("LPC"), Lexington Rubber Group, Inc. ("LRG" and together with LPC, individually, each a "Borrower" and collectively, "Borrowers"), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders (in such capacity, "Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         Whereas, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent, The CIT Group/Business Credit, Inc., in its capacity as co-agent, and Lenders and Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of March 31, 2004, by and among Borrowers, Agent and Lenders (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 2, Borrowers, Agent and Lenders intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

SECTION 1. Definitions.

           1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

               (a) "Amendment No. 2" shall mean this Amendment No. 2 to Amended Restated Loan and Security Agreement by and among Agent, Lenders and Borrowers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, such definition.

               (b) "Die Casting Assets" shall mean all of the machinery and equipment owned by Borrowers' and located at Borrowers' die casting operations located at 201 and 202 Winchester Road, Lakewood, New York and described on Schedule A hereto; provided, that, the term "Die Casting Assets" shall not include any Inventory or Accounts of Borrowers.

           1.2 Defined Terms. For purposes of this Amendment No. 2, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

SECTION 2. Amendments to Loan Agreement.

           2.1 Interest Rate.

               (a) Section 1.73(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "(a) Subject to clause (b) of this definition below:

               (i) as to Prime Rate Revolving Loans, a rate equal to one (1%) percent per annum in excess of the Prime Rate,

               (ii) as to Prime Rate Term Loans, a rate equal to one and three-quarters (1 3/4%) percent per annum in excess of the Prime Rate,

               (iii) as to Eurodollar Rate Revolving Loans, a rate equal to three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower), and

               (iv) as to Eurodollar Rate Term Loans, a rate equal to four (4%) percent per annum in excess of the Adjusted Eurodollar Rate (determined as provided above);

               provided, that, in the event that the aggregate amount of net cash proceeds from the sale of Die Casting Assets applied to reduce the Loans prior to or as of February 16, 2005 equal or exceed $750,000, and no Default or Event of Default shall exist or have occurred and be continuing, then as of the first day of the month after the receipt of such proceeds by Agent: (a) the Interest Rate as to Prime Rate Term Loans shall be reduced to a rate equal to one and one-half (1 1/2%) percent per annum in excess of the Prime Rate, and (b) the Interest Rate as to Eurodollar Rate Term Loans shall be reduced to a rate equal to three and three-quarters (3 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate."

           2.2 Rubber Group Reserve. Section 1.122 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "1.122 "Rubber Group Reserve" shall mean the Reserve in the amount of $500,000; provided, that, the Rubber Group Reserve shall be released within five (5) Business Days following the earlier of (x) the receipt by the Agent of the Borrowers' audited financial statements for the twelve months ended December 31, 2004, so long as the Fixed Coverage Charge Ratio of Borrowers (but excluding for purposes of this calculation any amounts attributable to Borrowers' die casting operations) for the consecutive three months immediately preceding December 31, 2004 (treated as a single accounting period) is not less than 1.00 to
               1.00 and (y) the receipt by the Agent of the Borrowers' financial statements for any Test Date after December 31, 2004, which evidence that the Fixed Coverage Charge Ratio of Borrowers for the immediately preceding consecutive three months (treated as a single accounting period) is not less than 1.00 to 1.00; provided, that, as of the date of such release and after giving effect thereto (i) no Default or Event of Default shall exist or have occurred and be continuing, and (ii) Agent shall have received evidence in form and substance satisfactory to Agent of the cessation by Borrowers of the conduct and operations of their die casting business; provided, further, that, in the event such Reserve is released in accordance with the conditions set forth above, Agent shall re-re-establish such Reserve in the amount of $1,000,000 at any time that Agent determines that the EBITDA of Borrowers' Rubber Group, as such EBITDA of the Rubber Group is reflected in Borrowers' quarterly reports on Form 10-Q and annual reports on Form 10-K, for any prior two consecutive fiscal quarters was less than $8,000,000 and such Reserve shall be released in the event that the conditions set forth above for its release have been satisfied."

           2.3 Financial Covenants.

               (a) Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "9.17 Net Worth. Borrowers (on a consolidated basis) shall, as of the end of each month, have a Net Worth of not less than the amount set forth below with respect to such month (the numbers below in parentheses indicate a negative amount):

               --------------------------------------------- ------------------
               Month                                         Minimum Net Worth
               -----                                         -----------------
               --------------------------------------------- ------------------
               June 2004                                      $(16,200,000)
               --------------------------------------------- ------------------
               July 2004                                      $(17,200,000)
               --------------------------------------------- ------------------
               August 2004 and each month thereafter          $(17,500,000)
               through and including March 2005
               --------------------------------------------- ------------------

               --------------------------------------------- ------------------
               April 2005 and May 2005                        $(17,300,000)
               --------------------------------------------- ------------------
               June 2005 and each month thereafter through    $(17,000,000)
               and including August 2005
               --------------------------------------------- ------------------
               September 2005 and each month thereafter       $(16,500,000)
               through and including November 2005
               --------------------------------------------- ------------------
               December 2005                                  $(16,000,000)
               --------------------------------------------- ------------------
               January 2006 and each month thereafter         $(15,000,000)
               --------------------------------------------- ------------------

                     (b) Section 9.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "9.18 Minimum EBITDA.

                     (a) The EBITDA of Borrowers (on a consolidated basis) as
               of the end of each month during fiscal year 2004 (commencing on June 2004), on a cumulative year-to-date basis, shall be not less than the amount set forth below with respect to such month:

               --------------------------------------------- ------------------
               Month                                         Minimum EBITDA
               -----                                         --------------
               --------------------------------------------- ------------------
               June 2004                                      $6,000,000
               --------------------------------------------- ------------------
               July 2004                                      $6,600,000
               --------------------------------------------- ------------------
               August 2004                                    $8,000,000
               --------------------------------------------- ------------------
               September 2004                                 $9,500,000
               --------------------------------------------- ------------------
               October 2004                                   $11,000,000
               --------------------------------------------- ------------------
               November 2004                                  $12,500,000
               --------------------------------------------- ------------------
               December 2004                                  $13,500,000
               --------------------------------------------- ------------------


                     (b) The EBITDA of Borrowers (on a consolidated basis)
               for the immediately preceding twelve (12) consecutive months (treated as a single accounting period) as of the end of each month set forth below shall be not less than the amount set forth below with respect to such month:

               --------------------------------------------- ----------------
                Month                                         Minimum EBITDA
                -----                                         --------------
               --------------------------------------------- ----------------
               January 2005 and each month thereafter         $14,000,000
               through and including May 2005
               --------------------------------------------- ----------------
               June 2005 and each month thereafter through    $15,000,000
               and including September 2005
               --------------------------------------------- ----------------
               October 2005 and each month thereafter         $16,000,000
               --------------------------------------------- ----------------


                     (c) Section 9.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "9.19 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of Borrowers (on a consolidated basis) as of the last day of each fiscal quarter set forth below ("Test Date") for the immediately preceding period set forth below with respect to such fiscal quarter (treated as a single accounting period) shall be not less than the ratio set forth opposite thereto (provided, that, the die casting operations of Borrowers shall not be included the calculation):

                -------------- ----------------------------------------
                    Ratio         Fiscal Quarter Applicable
                    -----         -------------------------
                                            Period
                                            ------
                -------------- ----------------------------------------
                  0.45:1.00     For the six months ending June
                                30, 2004
                -------------- ----------------------------------------
                  0.45:1.00     For the nine months ending
                                September 30, 2004
                -------------- ----------------------------------------
                  0.55:1.00     For the twelve months ending
                                December 31, 2004
                -------------- ----------------------------------------
                  0.65:1.00     For the twelve months ending
                                March 31, 2005
                -------------- ----------------------------------------
                  0.85:1.00     For the twelve months ending
                                June 30, 2005
                -------------- ----------------------------------------
                  1.00:1.00     For the twelve months ending
                                September 30, 2005
                -------------- ----------------------------------------
                  1.05:1.00     For the twelve months ending
                                December 31, 2005
                -------------- ----------------------------------------
                  1.10:1.00     For the twelve consecutive months ending
                                on March 31, 2006 and on for the twelve
                                months ended on last day of each fiscal
                                quarter thereafter
                -------------- ----------------------------------------

           2.4 Field Examinations. Section 9.22(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

           "(f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office;"

SECTION 3. Waiver of Events of Default.

           3.1 Subject to the satisfaction of each of the conditions precedent set forth in Section 9 hereof, Agent on behalf of Lenders hereby waives the Event of Default arising under Section 10.1(a) of the Loan Agreement as a result of the failure of Borrowers to maintain the Net Worth required under Section
9.17 of the Loan Agreement as of May 31, 2004 (the "Existing Default").

           3.2 Agent has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Event of Default referred to in Section 3.1 above or otherwise), other than the Existing Default (subject to the terms and conditions set forth in Section 3.1 above). The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

SECTION 4. Additional Covenants and Agreements.

           4.1 Borrowers hereby agree and covenant, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements:

               (a) to deliver or cause to be delivered to Agent, in form and substance satisfactory to Agent, (i) no later than September 16, 2004, a detailed budget analysis reflecting the wind-down of Borrowers' die casting operations, and (ii) from time to time after September 30, 2004, such additional budget analyses and related information and materials as Agent may request; and

               (b) that, promptly, but in any event by no later than February 16, 2005, Borrowers shall have sold, all or substantially all of the Die Casting Assets of Borrowers, on terms and conditions acceptable to Agent (which terms and conditions shall include but not be limited to the following: (i) such sale shall be for cash or other immediately available funds, (ii)

Agent shall have received all material documents and agreements relating to such sale and Borrowers shall have no liability with respect to the assets once sold,
(iii) Agent shall have received the net cash proceeds of such sales for application to the Obligations in such order and manner as Agent may determine, and (iv) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing prior to or as of the date of the sale of Die Casting Assets); provided, that, no sale shall be consummated without the prior written consent of Agent. Borrowers agree that in the event that the Die Casting Assets are not disposed of by February 16, 2005, Borrowers shall promptly, on terms and conditions acceptable to Agent, commence an auction of the Die Casting Assets.

SECTION 5. Consultant.

           5.1 Upon the request by Agent, Borrowers shall retain a consultant satisfactory to Agent ("Consultant") pursuant to a consulting agreement, in form and substance satisfactory to Agent ("Consulting Agreement"). Pursuant to the Consulting Agreement, the Consultant shall be engaged to, among other things,
(a) review the Borrowers' die casting and machining operations and (b) prepare a written report relating to the foregoing. The Consulting Agreement shall not be amended, modified or supplemented without the prior written consent of Agent. The Consultant and the scope and nature of the engagement of the Consultant shall at all times be acceptable to Agent. Borrowers agree to provide the Consultant with complete and full access to all of its books and records and premises and agree to cooperate fully with the Consultant. Borrowers hereby authorize (which authorization and direction shall be irrevocable during the term of the Consulting Agreement) and direct Consultant to share with Agent all budgets, records, projections, financial information, reports and other information relating to the Collateral, the financial condition or operations of the businesses of Borrowers.

           5.2 If Agent determines that the Consultant is not providing Agent with information or access to the books and records of Borrowers as may be requested by Agent or the Consultant is not providing Borrowers with the services provided in the Consulting Agreement, Borrowers hereby agree, promptly upon the request of Agent, to terminate the Consultant and to promptly (but in any event within three (3) Business Days after the request of Agent) retain another Consultant from a list provided by Agent to Borrowers after the date hereof.

SECTION 6. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Borrower to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by any Borrower in connection herewith shall constitute an Event of Default under the Financing Agreements.

SECTION 7. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment No. 2, an amendment fee in the amount of $75,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

SECTION 8. Representations and Warranties. Borrowers, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders to Borrowers:

           8.1 As of the date hereof and after giving effect to this Amendment No. 2, no Default or Event of Default exists or has occurred and is continuing.

           8.2 Amendment No. 2 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.

SECTION 9. Conditions Precedent. This Amendment No. 2 shall be effective as of August 16, 2004 but only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

           9.1 Agent shall have received an original of this Amendment No. 2, duly authorized, executed and delivered by each Borrower;

           9.2 Agent shall have received the fee referred to in Section 7 hereof; and

           9.3 no Default or Event of Default shall exist or have occurred and be continuing (after giving effect to the amendments and waivers set forth in this Amendment No. 2).

SECTION 10. General.

           10.1 Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment No. 2 and the Financing Agreements, the terms of this Amendment No. 2 shall control.

           10.2 The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment No. 2.

           10.3 The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

           10.4 This Amendment No. 2 is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

           10.5 This Amendment No. 2 may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

         IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused this Amendment No. 2 to be duly executed as of the day and year first above written.


                                LEXINGTON PRECISION CORPORATION

                                By :    Michael A. Lubin
                                        ------------------------------------

                                Title:  Chairman of the Board
                                        ------------------------------------


                                LEXINGTON RUBBER GROUP, INC.

                                By:     Michael A. Lubin
                                        ------------------------------------

                                Title:  Chairman of the Board
                                        ------------------------------------


AGREED:

CONGRESS FINANCIAL CORPORATION,
as Agent and Lender

By:     Herbert C. Korn
        ------------------------------

Title:  Vice President
        ------------------------------


THE CIT GROUP/BUSINESS CREDIT, INC.,
as Lender

By:     G. Louis McKinley
        ------------------------------

Title:  Vice President
        ------------------------------